Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-             ) on Form S-3 of Middleburg Financial Corporation of our reports dated March 16, 2009, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in the Annual Report on Form 10-K of Middleburg Financial Corporation for the year ended December 31, 2008, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Winchester, Virginia

July 2, 2009